Exhibit 99.1

For Immediate Release

Contact:    Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Second Quarter 2022 Financial Results

Highlights

•	Sales of $714 million grew 5% as reported and 10% in constant currency

•	Continued strong momentum as instrument sales grew 12% in constant currency, with double-digit growth across LC, MS and TA product lines

•	Broad-based performance across all end-markets and major geographies, led by mid-teens growth in the U.S. and 9% constant currency growth in China

•	Recurring revenues grew high-single-digits as strong commercial execution continued

•	GAAP EPS of $2.72; non-GAAP EPS of $2.75, a 6% increase from prior year

Milford, Mass., August 2, 2022—Waters Corporation (NYSE: WAT) today announced its financial results for the second quarter of 2022.

“Our team’s strong focus on execution continued to deliver excellent results, despite the challenging macroeconomic environment, with instrument sales growing 12% and recurring revenues growing 8% in constant currency in the second quarter. The sustained commercial momentum and broad-based growth in each of our regions reflects continued strong customer demand across the attractive growth markets that we serve,” said Dr. Udit Batra, President and Chief Executive Officer of Waters Corporation.

Dr. Batra continued, “Our rejuvenated portfolio continues to capture growth opportunities in both large and small molecule applications, with ArcTM HPLC, ACQUITYTM Premier, and MaxPeakTM Premier columns again providing a strong contribution to growth in the quarter. Meanwhile, we are increasingly well-positioned to support the workflows of more complex molecules as they move downstream through process development and into high-volume applications. With the recent release of the XevoTM G3 Q-TOF and new applications on waters_connectTM, we are continuously adding new capabilities to enhance the characterization and quantitation of biologics and novel modalities.”

Second Quarter 2022

Sales for the second quarter of 2022 were $714 million, an increase of 5% as reported and 10% in constant currency, compared to sales of $682 million for the second quarter of 2021.

On a GAAP basis, diluted earnings per share (EPS) for the second quarter of 2022 was $2.72, compared to $2.69 for the second quarter of 2021. On a non-GAAP basis, EPS increased by 6% to $2.75, compared to $2.60 for the second quarter of 2021. This includes a headwind of approximately 11% due to unfavorable foreign currency translation.

During the second quarter of 2022, sales into the pharmaceutical market increased 5% as reported and 10% in constant currency, sales into the industrial market increased 3% as reported and 8% in constant currency and sales into the academic and government markets increased 10% as reported and 16% in constant currency.

During the quarter, instrument system sales increased 7% as reported and 12% in constant currency, while recurring revenues, which represent the combination of service and precision chemistries, increased 3% as reported and 8% in constant currency.

Geographically, sales in Asia during the quarter increased 3% as reported and 9% in constant currency (with China sales growing 9%), sales in the Americas increased 14% as reported and 15% in constant currency (with U.S. sales growing 14%) and sales in Europe decreased 4% as reported and increased 7% in constant currency.

First Half 2022

Sales for the first half of 2022 were $1,405 million, an increase of 9% as reported and 13% in constant currency, compared to sales of $1,290 million for the first half of 2021.

On a GAAP basis, EPS for the first half of 2022 increased to $5.35, compared to $5.05 for the first half of 2021. On a non-GAAP basis, EPS increased by 13% to $5.55, compared to $4.89 in the first half of 2021.

For the first half of 2022, sales into the pharmaceutical market increased 10% as reported and 14% in constant currency, sales into the industrial market increased 8% as reported and 12% in constant currency and sales into the academic and government markets increased 5% as reported and 10% in constant currency.

For the first half of 2022, instrument system sales increased 15% as reported and 19% in constant currency, while recurring revenues increased 4% as reported and 9% in constant currency.

Geographically, sales in Asia for the first half of 2022 increased 7% as reported and 11% in constant currency (with China sales growing 13%), sales in the Americas increased 20% (with U.S. sales growing 21%) and sales in Europe decreased 1% as reported and increased 8% in constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates in the tables below.

A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Third Quarter 2022 Financial Guidance

The Company is raising its full-year 2022 guidance, and now expects constant currency sales growth in the range of 9.5% to 10.5%. Currency translation is expected to decrease full-year sales growth by approximately five percentage points. The Company is reaffirming the mid-point of its full-year 2022 non-GAAP EPS guidance with an updated range of $11.95 to $12.05, which includes an estimated headwind of approximately 9% due to unfavorable foreign currency translation. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects third quarter 2022 constant currency sales growth in the range of 8% to 10%. Currency translation is expected to decrease third quarter sales growth by approximately six percentage points. The Company expects third quarter 2022 non-GAAP EPS in the range of $2.50 to $2.60, which includes an estimated headwind of approximately 10% due to unfavorable foreign currency translation. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the third quarter.

Conference Call

Waters Corporation will webcast its second quarter 2022 financial results conference call today, August 2, 2022 at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least August 16, 2022 at midnight Eastern Time on the same website by webcast and also by phone at (800) 685-6061.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,800 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain and distribution network, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products, including delays or disruptions to our distribution network, among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, including any potential impact on the Company’s operations stemming from sustained inflation, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and the impact and costs of war, in particular as a result of the ongoing conflict between Russia and Ukraine, and the possibility of further escalation resulting in a new geopolitical and regulatory instability. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2021, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly report on Form 10-Q for the quarterly period ended April 2, 2022, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Arc, ACQUITY, MaxPeak, Xevo, and waters_connect are trademarks of Waters Corporation.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net sales	$714,319	$681,647	$1,404,891	$1,290,192
Costs and operating expenses:
Cost of sales	307,206	280,254	592,891	534,401
Selling and administrative expenses	161,877	158,213	319,352	301,409
Research and development expenses	44,006	44,949	84,478	83,041
Purchased intangibles amortization	1,598	1,809	3,271	3,649
Acquired in-process research and development	—	—	9,797	—
Operating income	199,632	196,422	395,102	367,692
Other income, net (a)	1,535	9,321	1,705	18,680
Interest expense, net	(8,893)	(8,329)	(17,838)	(15,174)
Income from operations before income taxes	192,274	197,414	378,969	371,198
Provision for income taxes	27,410	30,122	54,274	55,779
Net income	$164,864	$167,292	$324,695	$315,419
Net income per basic common share	$2.74	$2.71	$5.38	$5.09
Weighted-average number of basic common shares	60,206	61,685	60,399	61,979
Net income per diluted common share	$2.72	$2.69	$5.35	$5.05
Weighted-average number of diluted common shares and equivalents	60,510	62,157	60,744	62,435

(a)

During the three and six months ended July 3, 2021, the Company executed a settlement agreement to resolve patent infringement litigation with Bruker Corporation and Bruker Daltronik GmbH regarding their timsTOF product line. In connection with the settlement, the Company is entitled to receive $10 million in guaranteed payments, including minimum royalty payments, which was recognized within Other income, net in our consolidated statement of operations. During the six months ended July 3, 2021, the Company recorded an unrealized gain of $10 million due to an observable change in the fair value of an existing investment the Company does not have the ability to exercise significant influence over.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended July 2, 2022 and July 3, 2021

(In thousands)

	Three Months Ended		Percent	Current Period Currency	Constant Currency
	July 2, 2022	July 3, 2021	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$635,152	$607,324	5%	$(32,871)	10%
TA	79,167	74,323	7%	(3,750)	12%

Total	$714,319	$681,647	5%	$(36,621)	10%

NET SALES - PRODUCTS & SERVICES
Instruments	$337,683	$314,496	7%	$(15,681)	12%
Service	244,689	240,692	2%	(14,640)	8%
Chemistry	131,947	126,459	4%	(6,300)	9%

Total Recurring	376,636	367,151	3%	(20,940)	8%

Total	$714,319	$681,647	5%	$(36,621)	10%

NET SALES - GEOGRAPHY
Asia	$278,010	$269,947	3%	$(15,887)	9%
Americas	257,271	224,894	14%	(418)	15%
Europe	179,038	186,806	(4%)	(20,316)	7%

Total	$714,319	$681,647	5%	$(36,621)	10%

NET SALES - MARKETS
Pharmaceutical	$437,171	$416,705	5%	$(22,114)	10%
Industrial	208,517	202,579	3%	(10,793)	8%
Academic & Government	68,631	62,363	10%	(3,714)	16%

Total	$714,319	$681,647	5%	$(36,621)	10%

NET SALES - EXCLUDING CHINA
Total Net Sales	$714,319	$681,647	5%	$(36,621)	10%
China Net Sales	138,740	127,225	9%	(508)	9%

Total Net Sales Excluding China	$575,579	$554,422	4%	$(36,113)	10%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Six Months Ended July 2, 2022 and July 3, 2021

(In thousands)

	Six Months Ended		Percent	Current Period Currency	Constant Currency
	July 2, 2022	July 3, 2021	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS
Waters	$1,248,308	$1,149,202	9%	$(48,727)	13%
TA	156,583	140,990	11%	(5,331)	15%

Total	$1,404,891	$1,290,192	9%	$(54,058)	13%

NET SALES - PRODUCTS & SERVICES
Instruments	$662,905	$577,544	15%	$(21,969)	19%
Service	484,421	467,215	4%	(22,803)	9%
Chemistry	257,565	245,433	5%	(9,286)	9%

Total Recurring	741,986	712,648	4%	(32,089)	9%

Total	$1,404,891	$1,290,192	9%	$(54,058)	13%

NET SALES - GEOGRAPHY
Asia	$532,344	$499,489	7%	$(23,458)	11%
Americas	506,108	422,251	20%	(419)	20%
Europe	366,439	368,452	(1%)	(30,181)	8%

Total	$1,404,891	$1,290,192	9%	$(54,058)	13%

NET SALES - MARKETS
Pharmaceutical	$852,943	$776,853	10%	$(33,272)	14%
Industrial	417,914	385,852	8%	(14,946)	12%
Academic & Government	134,034	127,487	5%	(5,840)	10%

Total	$1,404,891	$1,290,192	9%	$(54,058)	13%

NET SALES - EXCLUDING CHINA
Total Net Sales	$1,404,891	$1,290,192	9%	$(54,058)	13%
China Net Sales	259,772	230,144	13%	342	13%

Total Net Sales Excluding China	$1,145,119	$1,060,048	8%	$(54,400)	13%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Six Months Ended July 2, 2022 and July 3, 2021

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Acquired IPR&D and Research & Development Expenses	Operating Income	Operating Income Percentage	Other Income (Expense)	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended July 2, 2022
GAAP	$163,475	$44,006	$199,632	27.9%	$1,535	$192,274	$27,410	$164,864	$2.72
Adjustments:
Purchased intangibles amortization (b)	(1,598)	—	1,598	0.2%	—	1,598	366	1,232	0.02
Restructuring costs and certain other items (d)	(1,830)	—	1,830	0.3%	(1,818)	12	(5)	17	—
Certain income tax items (f)	—	—	—	—	—	—	(506)	506	0.01

Adjusted Non-GAAP	$160,047	$44,006	$203,060	28.4%	$(283)	$193,884	$27,265	$166,619	$2.75

Three Months Ended July 3, 2021
GAAP	$160,022	$44,949	$196,422	28.8%	$9,321	$197,414	$30,122	$167,292	$2.69
Adjustments:
Purchased intangibles amortization (b)	(1,809)	—	1,809	0.3%	—	1,809	411	1,398	0.02
Restructuring costs and certain other items (d)	(614)	—	614	0.1%	—	614	44	570	0.01
Litigation settlement (e)	—	—	—	—	(10,083)	(10,083)	(1,916)	(8,167)	(0.13)
Certain income tax items (f)	—	—	—	—	—	—	(594)	594	0.01

Adjusted Non-GAAP	$157,599	$44,949	$198,845	29.2%	$(762)	$189,754	$28,067	$161,687	$2.60

Six Months Ended July 2, 2022
GAAP	$322,623	$94,275	$395,102	28.1%	$1,705	$378,969	$54,274	$324,695	$5.35
Adjustments:
Purchased intangibles amortization (b)	(3,271)	—	3,271	0.2%	—	3,271	749	2,522	0.04
Acquired in-process research and development (c)	—	(9,797)	9,797	0.7%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(4,205)	—	4,205	0.3%	(2,234)	1,971	456	1,515	0.02
Certain income tax items (f)	—	—	—	—	—	—	(994)	994	0.02

Adjusted Non-GAAP	$315,147	$84,478	$412,375	29.4%	$(529)	$394,008	$56,836	$337,172	$5.55

Six Months Ended July 3, 2021
GAAP	$305,058	$83,041	$367,692	28.5%	$18,680	$371,198	$55,779	$315,419	$5.05
Adjustments:
Purchased intangibles amortization (b)	(3,649)	—	3,649	0.3%	—	3,649	825	2,824	0.05
Restructuring costs and certain other items (d)	(1,484)	—	1,484	0.1%	(9,707)	(8,223)	(2,076)	(6,147)	(0.10)
Litigation settlement (e)	—	—	—	—	(10,083)	(10,083)	(1,916)	(8,167)	(0.13)
Certain income tax items (f)	—	—	—	—	—	—	(1,144)	1,144	0.02

Adjusted Non-GAAP	$299,925	$83,041	$372,825	28.9%	$(1,110)	$356,541	$51,468	$305,073	$4.89

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)	Litigation settlement gains and provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	July 2, 2022	December 31, 2021
Cash, cash equivalents and investments	$419,794	$569,285
Accounts receivable	639,451	612,648
Inventories	409,922	356,095
Property, plant and equipment, net	545,813	547,913
Intangible assets, net	225,101	242,401
Goodwill	428,005	437,865
Other assets	372,484	328,725
Total assets	$3,040,570	$3,094,932
Notes payable and debt	$1,484,374	$1,513,870
Other liabilities	1,164,072	1,213,508
Total liabilities	2,648,446	2,727,378
Total stockholders’ equity	392,124	367,554
Total liabilities and stockholders’ equity	$3,040,570	$3,094,932

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Six Months Ended July 2, 2022 and July 3, 2021

(In thousands and unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net income	$164,864	$167,292	$324,695	$315,419
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,789	7,291	20,722	15,596
Depreciation and amortization	34,227	33,387	66,891	64,743
Change in operating assets and liabilities and other, net	(151,902)	(64,930)	(157,370)	(34,314)

Net cash provided by operating activities	56,978	143,040	254,938	361,444
Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(39,269)	(37,386)	(67,020)	(76,889)
(Investments in) proceeds from equity investments, net	(1,139)	—	5,646	—
Payments for intellectual property licenses	—	(7,000)	(4,897)	(7,000)
Net change in investments	21,739	(77,716)	66,594	(197,217)

Net cash (used in) provided by investing activities	(18,669)	(122,102)	323	(281,106)
Cash flows from financing activities:
Net change in debt	40,000	(100,000)	(30,000)	246,363
Proceeds from stock plans	18,082	28,741	30,914	45,036
Purchases of treasury shares	(151,808)	(168,202)	(321,944)	(341,507)
Other cash flow from financing activities, net	10,956	2,495	10,849	1,917

Net cash used in financing activities	(82,770)	(236,966)	(310,181)	(48,191)
Effect of exchange rate changes on cash and cash equivalents	(16,712)	(7,699)	(27,417)	(8,786)

(Decrease) increase in cash and cash equivalents	(61,173)	(223,727)	(82,337)	23,361
Cash and cash equivalents at beginning of period	480,070	683,783	501,234	436,695

Cash and cash equivalents at end of period	$418,897	$460,056	$418,897	$460,056

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)
Net cash provided by operating activities - GAAP	$56,978	$143,040	$254,938	$361,444
Adjustments:
Additions to property, plant, equipment and software capitalization	(39,269)	(37,386)	(67,020)	(76,889)
Tax reform payments	38,454	38,454	38,454	38,454
Litigation settlements received	—	(3,367)	(584)	(3,367)
Major facility renovations	11,112	13,795	17,039	28,285

Free Cash Flow - Adjusted Non-GAAP	$67,275	$154,536	$242,827	$347,927

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended			Twelve Months Ended
	October 1, 2022			December 31, 2022
	Range			Range
Projected Sales
Projected constant currency sales growth rate (a)	8.0%	-	10.0%	9.5%	-	10.5%
Projected currency impact	(6.0%)	-	(6.0%)	(5.0%)	-	(5.0%)

Projected sales growth rate as reported	2.0%	-	4.0%	4.5%	-	5.5%

Projected Earnings Per Diluted Share	Range			Range
Projected GAAP earnings per diluted share	$2.48	-	$2.58	$11.71	-	$11.81
Adjustments:
Purchased intangibles amortization	$0.02	-	$0.02	$0.08	-	$0.08
Acquired in-process research and development	$—		$—	$0.12		$0.12
Restructuring costs and certain other items	$—	-	$—	$0.02	-	$0.02
Certain income tax items	$—	-	$—	$0.02	-	$0.02

Projected adjusted non-GAAP earnings per diluted share	$2.50	-	$2.60	$11.95	-	$12.05

(a)

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.